Exhibit 10.55

AMYLIN PHARMACEUTICALS, INC.

AND

ELI LILLY AND COMPANY

SECURITY AGREEMENT

JUNE 30, 2003

Table of Contents

Section 1.	Definitions

Section 2.	Security Interest

2.1	Grant

2.2	Events of Default/Remedies

Section 3.	Representations and Warranties; Covenants

3.1	The Collateral

3.2	Perfection

3.3	Taxes and Assessments

3.4	Performance by Lilly of Amylin’s Agreements

Section 4.	Miscellaneous

4.1	Application of Sale Proceeds

4.2	Statutory Rights

4.3	Further Actions

4.4	Assignment

4.5	Notices

4.6	Amendment

4.7	Waiver

4.8	Counterparts

4.9	Titles and Subtitles

4.10	Governing Law

4.11	Severability

i

SECURITY AGREEMENT

This Security Agreement is made and entered into as of the 30th day of June, 2003 (the “Effective Date”), by and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation, having a principal place of business at 9373 Towne Center Drive, San Diego, California 92121 (“Amylin”), and ELI LILLY AND COMPANY, an Indiana corporation having a principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly”).  Amylin and Lilly are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Amylin and Lilly have entered into a Collaboration Agreement dated as of September 19, 2002 (the “Collaboration Agreement”) and a Loan Agreement dated as of September 19, 2002 (the “Loan Agreement”); and

Whereas, pursuant to the terms of the Loan Agreement and to secure the Obligations (as defined in the Loan Agreement), Amylin has agreed to grant to Lilly a first priority security interest in all of Amylin’s right, title and interest in and to the Collateral (as defined below), subject only to Permitted Liens (as defined in the Loan Agreement) and to the terms and conditions of the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein and in the Collaboration Agreement and the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.              DEFINITIONS

Except as otherwise specified in this Agreement, all capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement or the Collaboration Agreement.

“Agreement” means this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Collateral” means all right, title and interest of Amylin in, to and under the Amylin Rights and all other personal property of Amylin, other than Excluded Intellectual Property, now owned and existing or hereafter acquired or arising, and wherever located including, without limitation, the following described property of Amylin (each capitalized term used in this definition shall have in this definition and in this Agreement the meaning given to it by the UCC): Accounts, General Intangibles, Chattel Paper, Commercial Tort Claims, Documents, Instruments, Investment Property, letters of credit and Letter-Of-Credit Rights, Equipment, Inventory, Goods, Software, all cash, and Deposit Accounts and all demand, time, savings, passbook and like accounts maintained by Amylin with any bank, savings and loan association, credit union or like organization, all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of

Amylin pertaining to any of the foregoing personal property, and all Products of and Accessions to each and all of the foregoing and all Proceeds of all and each of the foregoing.

“Excluded Intellectual Property” means all Intellectual Property of Amylin other than the Amylin Rights.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all rights arising under or in connection with all Patents and Patent disclosures, (b) all trademarks, service marks, trade dress, logos, slogans, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof (including all goodwill associated therewith), and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including, without limitation, ideas, research, know-how, techniques, methods, data, clinical and regulatory strategies, customer lists, and business and marketing plans and proposals), (e)  all computer software (including data and related documentation), and (f) all copies and tangible embodiments thereof (in whatever form or medium).

“Patent” or “Patents” means (a) patents and patent applications (including provisional applications and applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing; (d) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (e) term extensions, supplementary protection certificates and other governmental action which provide exclusive rights to a product beyond the original patent expiration date.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York (NY-UCC §9-101 et seq.); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lilly’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Section 2.              SECURITY INTEREST

2.1          Grant.  To secure the prompt and complete payment, observance and performance of the Obligations, Amylin hereby grants to Lilly a first and prior security interest in all of Amylin’s right, title and interest in and to the Collateral, subject only to Permitted Liens and to the terms and conditions of the Loan Agreement.

2.2          Events of Default/Remedies.  Time is of the essence with respect to this Agreement.  Upon the occurrence of any Event of Default or at any time thereafter while such Event of Default is continuing:

(a)           Acceleration.  Lilly shall be entitled to declare all of the Obligations to be due and payable immediately, whereupon the Obligations shall become due and payable immediately, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived.

(b)           Remedies under UCC.  Lilly shall have all of the remedies of a secured party under the UCC and as otherwise provided by applicable law, including, but not limited to, the following:

(i)                                    Lilly may exercise any one or more of its rights under any of the Loan Documents in satisfaction of all or part of the Obligations.

(ii)                                Lilly may take possession of the Collateral.  For purposes of taking possession, Lilly may enter upon any premises on which the Collateral may be situated without legal process and remove the Collateral.  Amylin releases Lilly from any claims arising from such removal and shall hold Lilly harmless from any liability resulting therefrom.  Lilly may require Amylin to assemble the Collateral and make it available at a place to be designated by Lilly which is reasonably convenient to the Parties.

(iii)                            Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lilly shall give Amylin at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Upon any such sale, Lilly shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Amylin which may be waived, and Amylin, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

(iv)                               The notice (if any) of a sale under Section 2.2(b)(iii) above shall include the information set forth in Section 9-613(a) of the UCC, including (a) a description of the debtor and the secured party, (b) a description of the Collateral that is the subject of the intended disposition, (c) a statement of the method of intended disposition, (d) a statement that the debtor is entitled to an accounting of the unpaid indebtedness and states the charge, if any, for an accounting, and (e) a statement of the time and place of a public disposition or the time after which any other disposition is to be made.  Amylin agrees that such notice constitutes “reasonable authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.

(v)                                   Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lilly may fix in the notice of such sale.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Lilly may determine.  Lilly shall not be obligated to make any such sale pursuant to any such notice.  Lilly may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(vi)                               In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lilly until the selling price is paid by the purchaser thereof, but Lilly shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(vii)                           Lilly, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.  The expenses of retaking, holding, preparing for sale, selling and the like, and reasonable attorneys’ fees and expenses incurred by Lilly, may be paid from the proceeds of the disposition.  Lilly may obtain the appointment of a receiver respecting the Collateral upon such notice as may be required by applicable law and without notice if permitted by such law, and may obtain immediate possession thereof in replevin.

(viii)                       All remedies of Lilly shall be cumulative to the full extent provided by law.  Pursuit by Lilly of certain judicial or other remedies shall not abate nor bar resort to other remedies with respect to the Collateral, and pursuit of certain remedies with respect to all or some of the Collateral shall not bar other remedies with respect to the Obligations or to other portions of the Collateral.  Lilly may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Obligations.

Section 3.              REPRESENTATIONS AND WARRANTIES; COVENANTS

Amylin hereby represents and warrants to, and agrees with, Lilly as follows:

3.1          The Collateral.

(a)           Title.  Amylin owns, or holds valid and enforceable rights with respect to, all of the Collateral, free of all security interests, liens or encumbrances other than those arising under the Loan Documents and Permitted Liens.  Amylin has the right to subject the Collateral to the security interest granted by this Agreement.  Except with respect to Permitted Liens, no financing statement or similar document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien or security interest with respect to such Collateral.  Amylin shall not, except to the extent expressly permitted by this Agreement, the Collaboration Agreement or the Loan Agreement, grant to any third party any license of, or Lien on, any of the Collateral without Lilly’s prior written consent.  Notwithstanding any other provisions of this Agreement, however, so long as an Event of Default shall not have occurred and be continuing, in no event shall Amylin be in any way restricted or limited from (a) the sale of Inventory in the ordinary course of business, (b) the granting of licenses to any and all Intellectual Property of Amylin, including without limitation the Amylin Rights, that are not inconsistent with the licenses granted by Amylin pursuant to the Collaboration Agreement, (c) the disposal of worn-out or obsolete Equipment, (d) transfers of Collateral (other than Amylin Rights) in the ordinary course of its business or for fair market value as determined by Amylin in its good faith business judgment, and (e) taking any other action useful or necessary to facilitate third party services to Amylin or Amylin’s business partners in the ordinary course of business, other than any action resulting in a license of, or Lien on, any Amylin Rights unless permitted by the Collaboration Agreement.

(b)           Records.  Unless Lilly otherwise consents, Amylin will maintain its business records relating to or evidencing any of the Collateral at its principal place of business identified in the opening paragraph of this Agreement, as Amylin may update from time to time by delivery of notice to Lilly.

(c)           Corporate Identity.  During the six (6) years preceding the date of this Agreement, Amylin has not been known as or used any corporate, fictitious or assumed name other than “Amylin Pharmaceuticals, Inc.,” and has not acquired any operating business division or entity.  Amylin will provide Lilly at least thirty (30) days’ written notice prior to any change in (i) the location of its principal office, (ii) the location of any of the Collateral (if such change would cause Lilly’s security interest to lapse or cease to be perfected (either immediately or upon the movement thereof or after the passage of time), except for changes in location in the ordinary course of business due to the possession of such Collateral by a third party service provider to Amylin or to Amylin’s business partners), or (iii) Amylin’s corporate name.

(d)           No Subsidiaries.  Except as disclosed in Amylin’s SEC Filings, Amylin does not have any Affiliate that it “controls” within the meaning of the definition of Affiliate included in the Collaboration Agreement.

3.2          Perfection.  Amylin will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper, and take any other action, that may be necessary or that Lilly may reasonably request in order to create, preserve, perfect, confirm, validate, or protect the security interests granted or created pursuant to this Agreement or to enable Lilly to obtain the full benefits of this Agreement, or to enable Lilly to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral.  To the extent permitted by law, Amylin hereby authorizes Lilly to execute and file financing statements and continuation statements without Amylin’s signature appearing thereon.  Amylin agrees that a carbon, photographic, photostatic or other reproduction of this

Agreement or of a financing statement is sufficient as a financing statement.  To the fullest extent permitted by law, Amylin authorizes Lilly and grants to Lilly a power of attorney (which is coupled with an interest and is irrevocable) to sign on Amylin’s behalf and file financing statements, continuation statements, applications for certificates of title, notices, affidavits, and other documents and amendments thereto that Lilly reasonably deems necessary or desirable for the purpose of perfecting, protecting, and preserving the lien and security interest of Lilly in the Collateral.  Lilly agrees to provide Amylin with a carbon, photographic or photostatic copy of any financing or continuation statement or other document concerning the Collateral filed by Lilly without Amylin’s signature or signed by Lilly pursuant to the power of attorney granted herein.  Amylin shall pay the reasonable costs, fees and expenses of, or incidental to, the perfection, protection and preservation of Lilly’s lien and security interest in the Collateral, including without limitation any recording or filing fees, recording taxes, stamp taxes, and certificate of title application fees incurred in connection with the filing or recording of all financing and continuation statements and other documents concerning the Collateral.

3.3          Taxes and Assessments.  Amylin will pay promptly when due all taxes, assessments and governmental charges upon or against the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which Amylin has established adequate reserves.  Amylin shall give written notice to Lilly of all circumstances adversely affecting the Collateral, including, without limitation, the creation or assertion of any lien or security interest against any of the Collateral that is not a Permitted Lien.

3.4          Performance by Lilly of Amylin’s Agreements.  Lilly may, but shall have no duty to, perform any agreement of Amylin hereunder which Amylin shall have failed to perform, and Amylin will forthwith reimburse Lilly for any payment made or any expense incurred by Lilly in connection with such performance.  Such payments and expenses shall constitute a part of the Obligations and shall bear interest at the rate of fourteen percent (14%) per annum.

Section 4.              MISCELLANEOUS

4.1          Application of Sale Proceeds.  Amylin shall pay to Lilly on demand any and all expenses, including reasonable attorneys’ fees, incurred or paid by Lilly in enforcing its rights upon or under the Obligations or Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale of Collateral shall be applied to the payment of the Obligations as Lilly may determine, and Amylin shall remain fully liable for any deficiency.

4.2          Statutory Rights.  Should applicable law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Agreement, the affected provisions of this Agreement shall be considered amended to conform to such law, but all other provisions hereof shall remain in full force and effect without modification.

4.3          Further Actions.  Each Party agrees, subsequent to the execution and delivery of this Agreement and without any additional consideration, to execute, acknowledge and deliver such further documents and instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

4.4          Assignment.  This Agreement will inure to the benefit and be binding upon each Party, its successors and assigns.  The Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets or business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction.  The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.  Any attempted assignment not in accordance with this Section will be void.

4.5          Notices.  All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile or email to a current fax number or e-mail address for the recipient (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Amylin, to:	Amylin Pharmaceuticals, Inc. 9373 Towne Centre Drive, Suite 250 San Diego, California 92121 Attention: Chairman and Chief Executive Officer Fax No.: (858) 552-1936 E-Mail: jcook@amylin.com

with a copy to:	Attention: General Counsel Fax No.: (858) 552-1936 E-Mail: lrowland@amylin.com

if to Lilly, to:	Eli Lilly and Company Lilly Corporate Center Indianapolis, IN 46285 Attention: General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given when delivered if personally delivered or sent by facsimile on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

4.6          Amendment.  No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

4.7          Waiver.  The waiver by either Party hereto of any right hereunder, or the failure to perform, or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

4.8          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

4.9          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not be considered in construing this Agreement.

4.10        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.11        Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Security Agreement as of the date first written above.

ELI LILLY AND COMPANY	AMYLIN PHARMACEUTICALS, INC.

By:	By:

Printed:	Printed:

Title:	Title: